Exhibit 99.4

TPG Pace Holdings and Accel Entertainment Announces Closing of Business Combination

Accel to Begin Trading on the NYSE Under the Ticker “ACEL”

Accel Becomes A Leading Pure-Play Publicly Listed Gaming-as-a-Service Provider

CHICAGO, IL and FORT WORTH, TX – November 20, 2019 – TPG Pace Holdings Corp. (“TPG Pace”), a special-purpose acquisition company sponsored by an affiliate of TPG, announced today the completion of its previously announced business combination with Accel Entertainment, Inc. (“Accel” or the “Company”), a leading gaming-as-a-service provider. In connection with the closing, the Company has been renamed Accel Entertainment and will begin trading on the New York Stock Exchange under the ticker symbol “ACEL”, effective November 21.

On June 13, 2019, TPG Pace and Accel Entertainment entered into a definitive business combination agreement. The transaction was approved by more than 98% shareholders of TPG Pace on November 15, 2019. Its Board of Directors had previously approved the business combination and recommended that its shareholders vote in favor of the proposal. With the closing of this transaction, Accel becomes a leading pure-play listed company focusing on gaming-as-a-service.

Karl Peterson, Chairman of Accel Entertainment, commented, “We sought to sponsor the listing of an exciting growth company and with today’s closing we have done exactly that. We look forward to working closely with Andy and the Accel team to execute the next phase of our business strategy as a leading pure-play publicly listed gaming-as-a-service provider.”

Andy Rubenstein, co-founder and President and CEO of Accel Entertainment, stated, “This transaction is an important milestone for Accel and our mission of being the partner of choice for local businesses who want to offer gaming to their customers. It’s an exciting time for Accel Entertainment and I look forward to working with Karl and his team as we pursue the next chapter of our story.”

As previously announced, Accel’s management team, led by Co-Founder and CEO Andy Rubenstein, will continue to lead the Company. With the closing of the transaction, all previously announced Accel Board members have been approved and their positions have taken effect. The Accel Board is comprised of: Karl Peterson, Chairman of the Board; Andy Rubenstein, Accel Co-Founder and CEO; Gordon Rubenstein, Accel Co-Founder; Ken Rotman, Chief Executive Officer and Managing Director at Clairvest Group Inc.; David “Buzz” Ruttenberg, Founder and Chairman Emeritus, Belgravia Group; Eden Godsoe, VP of operations at Zeus Living; and Kathleen Philips, former CFO and Chief Legal Officer of Zillow Group.

About Accel

Accel is the largest terminal operator of slot machines and amusement equipment in the Illinois video gaming market. Starting in October 2012, Accel has been dedicated to providing top of the line care and service to more than 2,200 locations and their customers across the state. For more information, visit http://ir.accelentertainment.com/

About TPG

TPG is a leading global alternative asset firm founded in 1992 with more than $108 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul, and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth equity, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com.

About TPG Pace Group and TPG Pace Holdings

TPG Pace Group is TPG’s dedicated permanent capital platform. TPG Pace Group has a long-term, patient, and highly flexible investor base, allowing it to seek compelling opportunities that will thrive in the public markets. TPG Pace Group has sponsored three special purpose acquisition companies (“SPACs”) and raised more than $2 billion since 2015. The first of these vehicles, Pace Holdings Corp., was used to sponsor the public listing of Playa Hotels and Resorts in March 2017 (NASDAQ: PLYA). The second, TPG Pace Energy Holdings Corp., was used to sponsor the public listing of Magnolia Oil & Gas Corporation in July 2018 (NYSE: MGY). For more information, visit www.tpg.com/tpg-pace-holdings.

Additional Information and Where to Find It

TPG Pace has filed with the SEC a registration statement (the “Registration Statement”), which was declared effective on October 29, 2019 and which includes a proxy statement/prospectus with respect to TPG Pace’s securities to be issued in connection with the proposed business combination contemplated by the amended Transaction Agreement (the “Business Combination”). The Registration Statement and the accompanying definitive proxy statement/prospectus contains important information about the proposed Business Combination and related matters. COMPANY SHAREHOLDERS ARE URGED AND ADVISED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS. The Registration Statement, the definitive proxy statement/prospectus, other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Registration Statement by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com.

Participants in the Solicitation

TPG Pace, Accel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the TPG Pace’s shareholders in connection with the proposed Business Combination. Information about TPG Pace’s directors and executive officers is set forth in TPG Pace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 13, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Company shareholders in connection with the proposed Business Combination are set forth in the Registration Statement for the proposed Business Combination. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination is included in the Registration Statement that TPG Pace has filed with the SEC.

Media Contacts:

For TPG

Luke Barrett / Courtney Power

415 743-1550

media@tpg.com

For Accel

Eric Bonach

Abernathy MacGregor

212-371-5999

ejb@abmac.com

3